Exhibit 11

          IRWIN FINANCIAL CORPORATION AND SUBSIDIARIES




                                Three Months Ended         Nine Months Ended
                                     September 30,             September 30,
                                  1996        1995           1996       1995
                                  ----        ----           ----       ----

PRIMARY

Average number of shares
   outstanding               5,686,509   5,652,839     5,677,413   5,632,890

Assumed exercise of stock
   options                     131,248     106,562       135,483      99,094
                             ---------   ---------     ---------   ---------

Total shares                 5,817,757   5,759,401     5,812,896   5,731,984
                             =========   =========     =========   =========

Net income                  $5,502,549  $6,039,083   $15,518,522 $14,785,403
                            ==========  ==========   =========== ===========

Net income per share             $0.95       $1.05         $2.67       $2.58
                                 =====       =====         =====       =====

FULLY DILUTED

Average number of shares
   outstanding               5,686,509   5,652,839     5,677,413   5,632,890

Assumed exercise of stock
   options  (Note 1)           131,248     115,130       135,483     107,098
                               -------     -------       -------     -------

Total shares                 5,817,757   5,767,969     5,812,896   5,739,988
                             =========   =========     =========   =========

Net income                  $5,502,549  $6,039,083   $15,518,522 $14,785,403
                            ==========  ==========   =========== ===========

Net income per share             $0.95       $1.05         $2.67       $2.58
                                 =====       =====         =====       =====



(1) The dilutive effect of stock options is based on the treasury stock method using the higher of the average market price for the period or the period-end market price.